Exhibit 99.1

OptimizeRx Launches Newly Integrated Platform to Improve Outcomes

ROCHESTER, Mich. – October 28, 2019 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for pharmaceutical companies, payers, medtech and medical associations, has integrated its core set of solutions into a single platform to more effectively address the need for greater patient-provider-pharma-payer collaboration and improvement in medication affordability and adherence.

OptimizeRx recently announced the acquisition of the digital therapeutics SaaS provider, RMDY Health, as well as an exclusive three-year partnership with NewCrop, a provider of integrated electronic prescribing software.

“Following our latest acquisitions where we entered the additional payer and medical device market, we have now brought together all of our existing and newest offerings onto a single platform with touchpoints throughout the care journey,” said Steve Silvestro, chief commercial officer at OptimizeRx. “This comprehensive solution further lowers the barriers that have prevented providers and healthcare consumers from achieving the best possible care outcomes.”

The new platform enables unprecedented transparency into patient medication behavior as well as provides access to patient-provider-pharma-payer communication across the care continuum and in a variety of care settings. Pharmaceutical companies, healthcare providers and payers are now better able to efficiently and effectively address medication affordability and therapeutic adherence.

The platform has also been integrated into the workflows of some of the world’s largest electronic health record (EHR) platforms in ambulatory settings and a growing number of hospitals and health systems. Providers can deliver patient support and relevant brand engagement beyond e-couponing at earlier stages of the patient’s journey to support adherence and better outcomes.

With customizable, rapidly deployable mobile application capabilities, payers and providers can create one or two-way communications with members, patients, caregivers and support communities. These applications can support standalone initiatives or ongoing support for acute or chronic conditions.

Through the platform’s intelligent integration of real-time data and communication, pharma companies can simplify messaging, provide greater transparency, and more effectively reach patients at the point of care and beyond.

“Price transparency and outcomes are major discussion points across the industry and are tied to adherence, communication and patient buy-in,” added Silvestro. “We can help life science companies, payers and providers overcome these challenges with our integrated point-of-care messaging and digital health management platform.”

A 2016 study of adherence and healthcare costs reported that non-adherence results in as much as $528 billion worth of avoidable healthcare costs annually.

According to OptimizeRx CEO Will Febbo: “This new integration demonstrates how OptimizeRx continues to address the industry need for greater stakeholder collaboration across the care continuum, with the goal of improving care outcomes in a technology-forward and harmonious way.”

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest digital platform connecting life sciences to the point-of-care, OptimizeRx provides a direct channel for pharma companies, payers, medtech, medical associations to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform and digital therapeutics SaaS platform.

For more information, follow the company on Twitter, LinkedIn or visit www.OptimizeRx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

Tel (860) 800-2344

oprx@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team